EXHIBIT 5.1

July 3, 2013

MiMedx Group, Inc.
1775 West Oak Commons Court, N.E.
Marietta, Georgia  30062

RE:            Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to MiMedx Group, Inc., a Florida corporation (the “Company”), in connection with the filing of the Company’s above-referenced registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pertaining to the registration of up to $100,500,000 in aggregate offering prices of securities to be offered by the Company from time to time, and up to 7,500,000 shares of Common Stock, $0.001 par value, to be offered by selling shareholders from time to time.  The Registration Statement relates to the proposed offer and sale by the Company of the following securities: (a) shares of common stock, $0.001 par value per share (the “Common Stock”); (c) one or more series of shares of preferred stock, par value $0.001 per share (the “Preferred Stock”); and (d) warrants to purchase Preferred stock, or Common Stock (the “Warrants” and collectively, along with the Common Stock and the Preferred Stock, the “Securities”).  The Registration Statement provides that if so indicated in a prospectus supplement, the Preferred Stock may be convertible or exchangeable into other securities or property, including Common Stock.

This opinion is delivered to you pursuant to Item 16 of Form S-3 and Item 601(b) (5) of Regulation S-K of the Commission.  This opinion is being furnished in accordance with the requirements of Item 601(b) (5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus or any prospectus supplement other than as expressly stated herein with respect to the issuance of the Securities.

As the Company’s counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Articles of Incorporation and Bylaws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Securities, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed.  In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

MiMedx Group, Inc.
July 3, 2013

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; (c) that any Warrant Agreement (as such term is defined in this opinion letter) constitutes the enforceable obligation of the parties thereto other than the Company; (d) that the Company will have sufficient authorized capital stock to effect the issuance of any of the Common Stock or Preferred Stock at the time of issuance; (e) the proper issuance and accuracy of certificates of public officials and representatives of the Company; (f) that the Company will continue to be incorporated and in good standing under the laws of the State of Florida; and (g) that the Company will receive consideration for the issuance of the Common Stock and the Preferred Stock in each case that is at least equal to (i) the par value of such Common Stock or Preferred Stock, and (ii) the amount of consideration specified in the resolutions of the Board of Directors of the Company relating to the sale of such Common Stock or Preferred Stock.

Based on and subject to the foregoing, and subject to completion of all corporate action required to be taken by the Company to authorize each proposed issuance of Securities (including the due reservation of any shares of Common Stock or Preferred Stock upon conversion or exchange of any other Securities), and having regard for such legal considerations as we deem relevant, it is our opinion that:

1.            With respect to Common Stock, when the shares of Common Stock are authorized by all requisite actions on the part of the Company and issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.            With respect to Preferred Stock, when (a) a series of Preferred Sock has been duly established in accordance with the Company’s Articles of Incorporation and authorized by all requisite actions on the part of the Company, and (b) the shares of Preferred Stock have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

MiMedx Group, Inc.
July 3, 2013

3.            With respect to Common Stock to be issued upon conversion of the Preferred Stock, when (a) if applicable, a series of Preferred Stock has been duly established in accordance with the Company’s Articles of Incorporation and authorized by all requisite actions as part of the Company, and (b) such Common Stock has been issued and delivered in accordance with the terms of the applicable Preferred Stock, as the case may be, such shares of Common Stock will be validly issued, fully paid and nonassessable.

4.            With respect to the Warrants, when (a) a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Warrants have been established in accordance with the Warrant Agreement, and (c) the Warrants have been executed and delivered in accordance with the related Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Warrants will be legal, valid and binding obligations of the Company.

The opinion set forth in paragraph 3 is subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (b) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of the specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.  We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; or (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

This opinion is limited to the laws of the State of Georgia and the Florida Business Corporation Law, in each case as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

MiMedx Group, Inc.
July 3, 2013

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to the name of our firm in the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

WOMBLE CARLYLE SANDRIDGE & RICE
A Limited Liability Partnership